                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 29, 1997


                         Commission File Number: 1-12546



                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)



             MARYLAND                                  33-0577520
     (State of Incorporation)             (I.R.S. Employer Identification No.)


      363 SAN MIGUEL DRIVE, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-7805
          (Address of principal executive offices, including zip code)

                                  714-721-2700
              (Registrant's telephone number, including area code)

           This report amends the Current Report on Form 8-K dated May 29, 1997 to reflect the Common Stock offering completed by Pacific Gulf Properties on June 5, 1997 (the "June 1997 Common Stock Offering"). The proforma consolidated financial statements have been amended to reflect an increase in the number of shares issued to 2,100,000, and an increase in proceeds from the offering to $41,590,000.



ITEM 2.    ACQUISITION AND DISPOSITION OF ASSETS.



           Pacific Gulf Properties Inc. (the "Company") completed or anticipates completing the following acquisitions:


           NEW ACQUISITIONS


           On May 28, 1997, the Company purchased a warehouse/distribution facility containing 263,155 leasable square feet located in Algona, Washington (the "Algona Distribution Center"). The Algona Distribution Center was purchased from John Hancock Mutual Life Insurance for a total consideration of $8,750,000. The Company plans to spend approximately $1,280,000 million in capital expenditures to rehabilitate the property which had no rental operations prior to the Company's purchase.


           On May 29, 1997, the Company acquired 12.8 acres of land located in Lake Forest, California (the "Lake Forest Land Parcel"). The Company purchased the parcel from PacTel Properties, a telecommunications company, for a total consideration of $3,500,000 and plans to build a multitenant industrial complex with several buildings expected to contain, based on present plans, approximately 204,000 leasable square feet at a total cost of approximately $12,300,000.


           The above acquisitions were funded with proceeds from an unsecured $35.0 million credit facility with a bank established by the Company subsequent to March 31, 1997 for acquisition of qualifying properties (the "Acquisition Facility").


           PROBABLE ACQUISITIONS

           On November 6, 1996, the Company entered into an agreement to purchase a warehouse/distribution facility containing 360,320 leasable square feet located in San Diego, California (the "San Diego Distribution Center"). The Company will purchase the San Diego Distribution Center from The Vons Companies, Inc., a food/grocery store chain, for a total consideration of $17,100,000. The Company plans to spend approximately $2,350,000 in capital expenditures to rehabilitate the property which has had no rental operations prior to the Company's proposed purchase.


           On April 4, 1997, the Company entered into an agreement to acquire a controlling general partner interest in two partnerships that own two active senior apartment communities containing 550 apartment units located in Escondido, California ("Terrace Gardens Apartments and Morning View Terrace Apartments"). The Company's general partner interest will be acquired in exchange for a $1,250,000 cash contribution which will be used by the partnerships to fund capitalizable financing costs, fees and transaction costs. In connection with the transaction, the Company will become the sole general partner of the two partnerships. In addition, the existing partners will become limited partners and will receive approximately 265,000 limited partnership units in such partnerships in exchange for their $5,900,000 minority equity interest. The limited partners' units may be tendered for redemption beginning, in most cases, two years after the closing of the transaction. Upon tender, the Company at its election, can either issue shares of its common stock for the units on a one-for-one basis (subject to certain adjustments) or pay cash based on the fair market value of the Company's Common Stock. The properties have an agreed-upon value of $25,000,000 and will be encumbered by approximately $19,100,000 in tax-exempt bond financing.

           These probable acquisitions remain subject to certain conditions to closing. Accordingly, there can be no assurance that the acquisitions will be consummated.



ITEM 5 - OTHER EVENTS


           COMMON STOCK OFFERING


           On June 5, 1997, the Company entered into an underwriting agreement with Prudential Securities for the issuance of 2,100,000 shares of Common Stock at a price of $21.00 per share. Net proceeds from the offering totaled $41,590,000 (after underwriting discounts and commissions and estimated expenses) which will be used to complete the purchase of the two Probable Acquisitions (consisting of the San Diego Distribution Center and the controlling general partner interest in the two partnerships that own Terrace Gardens Apartments and Mountain View Terrace Apartments), to repay borrowings on the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


           The attached pro forma consolidated financial statements are provided as an amendment to the Form 8-K dated May 29, 1997 primarily to reflect increased net proceeds from the June 1997 Common Stock Offering (2,100,000 shares at $21.00 per share) and the application of those net proceeds as stated above.


           (a)    See Index to Financial Statements attached hereto.

           (b)    Exhibits


                  10.1 Acquisition Agreement and related Amendments (San Diego Distribution Center) between Pacific Gulf Properties Inc. and the Vons Companies


                  10.2   Restructuring Agreement (Terrace Gardens Apartments)

                  10.3   Restructuring Agreement (Morning View Apartments)

                  10.4 Lot Sale Acquisition Agreement and Amendment (Lake Forest Land Parcel) between Pacific Gulf Properties Inc. and PacTel Systems

                  10.5 Acquisition Agreement (Algona Distribution Center) between Pacific Gulf Properties Inc. and John Hancock Mutual Life Insurance

                  23.1   Consent of Independent Auditors

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.



/s/  Donald G. Herrman
-------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary



DATED:  June 9, 1997
-------------------------------------

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                Page
                                                                                ----
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997................5

Pro Forma Condensed Consolidated Statement of Operations for the
     Three Months Ended March 31, 1997.............................................6

Pro Forma Condensed Consolidated Statement of Operations for the
     Year Ended December 31, 1996..................................................7

Notes to Pro Forma Condensed Consolidated Financial Statements.....................8


TERRACE GARDENS APARTMENTS AND MORNING VIEW TERRACE APARTMENTS

Report of Independent Auditors....................................................20

Combined Statement of Revenues and Certain Expenses for the Year Ended
     December 31, 1996 and the Three Months Ended March 31, 1997 (Unaudited)......21

Notes to Combined Statement of Revenues and Certain Expenses......................22

                          PACIFIC GULF PROPERTIES INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                        PRO FORMA
                                                                         BEFORE
                                                                         COMMON          COMMON
                                      COMPANY        PRO FORMA           STOCK           STOCK            COMPANY
                                     HISTORICAL     ADJUSTMENTS         OFFERING        OFFERING         PRO FORMA
                                     -----------------------------------------------------------------------------
ASSETS
Real estate, net
   Operating properties              $ 389,996       $      --          $ 389,996       $ 25,000 (D)     $ 414,996
   Properties under development             --          12,250 (A)         12,250         17,100 (D)(E)     29,350
Cash and cash equivalents                7,302          (2,000)(B)          5,052                            5,052
                                                          (250)(A)
Accounts receivable                      1,506              --              1,506             --             1,506
Other assets                             8,026              --              8,026          1,250 (D)(E)      9,276
                                     -----------------------------------------------------------------------------
                                     $ 406,830       $  10,000          $ 416,830       $ 43,350         $ 460,180
                                     =============================================================================
LIABILITIES AND
   SHAREHOLDERS' EQUITY
Loans payable                        $ 183,406       $  (7,000)(B)      $ 176,406       $ 19,100 (D)     $ 195,506
Revolving line of credit                12,483              --             12,483        (11,240)(E)         1,243
Acquisition facility                        --          12,000 (A)             --        (12,000)(E)            --
Accounts payable and accrued
   liabilities                           5,870              --              5,870             --             5,870
Dividends payable                        4,972              --              4,972             --             4,972
Convertible subordinated
   debentures                           13,109              --             13,109             --            13,109
                                     -----------------------------------------------------------------------------
                                       219,840           5,000            224,840         (4,140)          220,700

Minority interest in
   consolidated partnerships             3,518              --              3,518          5,900 (D)         9,418

Shareholders' equity
   Preferred stock                          --               3 (B)(C)           3             --                 3
   Common shares                           122              --                122             21 (E)           143
   Outstanding restricted stock           (836)             --               (836)            --              (836)
   Additional paid-in capital          203,370           4,997 (B)(C)     208,367         41,569 (E)       249,936
   Distributions in excess of
       earnings                        (19,184)             --            (19,184)            --           (19,184)
                                     -----------------------------------------------------------------------------
                                       183,472           5,000 (B)        188,472         41,590 (E)       230,062
                                     -----------------------------------------------------------------------------
                                     $ 406,830       $  10,000           $416,830       $ 43,350         $ 460,180
                                     =============================================================================


The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     PRO FORMA
                                                                       BEFORE
                                                                       COMMON        COMMON
                                    COMPANY         PRO FORMA          STOCK         STOCK      COMPANY
                                   HISTORICAL      ADJUSTMENTS        OFFERING      OFFERING    PRO FORMA
                                   ----------------------------------------------------------------------
REVENUES
Rental income
   Industrial properties           $     7,232      $    243 (F)      $ 7,475       $    --      $  7,475
   Multifamily properties                7,581            --            7,581           908 (J)     8,489
                                   ----------------------------------------------------------------------
                                        14,813           243           15,056           908        15,964

EXPENSES
Rental property expenses
   Industrial properties                 1,817            86 (F)        1,903            --         1,903
   Multifamily properties                2,918            --            2,918           318 (J)     3,236
                                   ----------------------------------------------------------------------
                                         4,735            86            4,821           318         5,139
Depreciation                             2,356            79 (G)        2,435           113 (K)     2,548
Interest                                 3,952          (144)(H)        3,808           334 (L)     3,928
                                                                                        214 (M)
General and administrative                 688            --              688            --           688
Minority interest in earnings               --            --               --            77 (N)        77
                                   ----------------------------------------------------------------------

NET INCOME                               3,082           222            3,304           280         3,584

Preferred dividends                         --          (115)(I)         (115)           --          (115)
                                   ----------------------------------------------------------------------

INCOME AVAILABLE TO
   COMMON SHAREHOLDERS             $     3,082      $    107          $ 3,189       $   280      $  3,469
                                   ======================================================================
WEIGHTED AVERAGE
   COMMON SHARES
   OUTSTANDING (S)(T)               11,533,865                                                 14,179,497
                                   ===========                                                 ==========

NET INCOME PER
   COMMON SHARE                    $      0.27                                                  $    0.24
                                   ===========                                                  =========



The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                  PRO FORMA
                                                                   BEFORE
                                                                   COMMON         COMMON       COMPANY
                                     COMPANY       PRO FORMA       STOCK          STOCK       PRO FORMA
                                    HISTORICAL    ADJUSTMENTS     OFFERING       OFFERING       (U)(V)
                                    -------------------------------------------------------------------
REVENUES
Rental income
     Industrial properties          $  20,783      $   8,084 (O)  $  28,867       $            $ 28,867
     Multifamily properties            29,104            918 (O)     30,022         3,552 (J)    33,574
                                    -------------------------------------------------------------------
                                       49,887          9,002         58,889         3,552        62,441
EXPENSES
Rental property expenses
     Industrial properties              5,308          2,328 (O)      7,636                       7,636
     Multifamily properties            11,554            542 (O)     12,096         1,343 (J)    13,439
                                    -------------------------------------------------------------------
                                       16,862          2,870         19,732         1,343        21,075
Depreciation                            8,236          1,062 (P)      9,298           451 (K)     9,749
Interest                               18,411          1,361 (Q)     15,302         1,337 (L)    15,783
                                                      (3,892)(R)                     (856)(M)
                                                        (578)(H)
General and administrative              2,974                         2,974            --          2974
Minority interest in earnings              --             --             --           227 (N)       227
                                    -------------------------------------------------------------------

NET INCOME                              3,404          8,179         11,583          1050        12,633

Preferred dividends                        --           (459)(I)       (459)           --          (459)
                                    -------------------------------------------------------------------

INCOME AVAILABLE TO
      COMMON SHAREHOLDERS (U)(V)    $   3,404      $   7,720      $  11,124       $  1050      $ 12,174
                                    ===================================================================
WEIGHTED AVERAGE
     COMMON SHARES
     OUTSTANDING (S)(T)             6,340,748                                                14,146,225
                                    =========                                                ==========
NET INCOME PER
     COMMON SHARE (U)(V)            $     .54                                                  $    .86
                                    =========                                                  ========



The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1 - BASIS OF PRESENTATION


Pacific Gulf Properties Inc. (the "Company") was formed in 1993 and completed its initial public offering in February 1994. The Company acquired subsequent to March 31, 1997 an industrial property for redevelopment purposes containing approximately 263,000 leasable square feet located in Algona, Washington and a land parcel for the development of a multitenant industrial complex located in Lake Forest, California (collectively, these two acquisitions are referred to as the "New Acquisitions"). The Company purchased the industrial property in Algona, Washington and the land in Lake Forest with proceeds from an unsecured credit facility from a bank which provides up to $35.0 million for the acquisition of qualifying properties (the "Acquisition Facility"). In addition, the Company anticipates that it will acquire an industrial property containing approximately 360,000 leasable square feet located in San Diego, California and a controlling general partner interest in two partnerships that own two active senior multi-family communities containing 550 apartment units located in Escondido, California (collectively, these two properties are referred to as the "Probable Acquisitions"). The Company anticipates it will purchase the Probable Acquisitions, repay the borrowings on the Acquisition Facility and reduce outstanding indebtedness on the Company's revolving line of credit from proceeds raised from a June 1997 offering of 2,100,000 shares of the Company's Common Stock (the "June 1997 Common Stock Offering"). The June 1997 Common Stock Offering was made under the Company's $250 million shelf registration statement declared effective April 11, 1997.

The Company's pro forma condensed consolidated balance sheet as of March 31, 1997 is based on the unaudited historical financial statements of the Company and has been prepared as if the following transactions had occurred as of March 31, 1997: (i) the purchase of the New Acquisitions subsequent to March 31, 1997 with proceeds from the Acquisition Facility: (a) Algona Distribution Center, a warehouse/distribution facility containing approximately 263,000 square feet of leasable space located in Algona, Washington, and (b) a 12.8 acre land parcel located in Lake Forest, California for the development of a multitenant industrial complex that will contain approximately, based on present plans, 142,700 leasable square feet; (ii) the issuance of 270,270 shares of Class A Preferred Stock in April 1997; (iii) the repayment of certain indebtedness totaling $7,000 which matured subsequent to March 31, 1997; (iv) the purchase of the remaining Probable Acquisitions: (a) San Diego Distribution Center, a warehouse/distribution facility containing approximately 360,000 square feet of leasable space located in San Diego, California, and (b) a controlling general partner interest in two partnerships that own two active senior apartment communities located in Escondido, California (Terrace Gardens Apartments containing 225 apartment units, and Morning View Terrace Apartments containing 325 apartment units), all of the Probable Acquisitions are subject to definitive purchase agreements; (v) the repayment of borrowings under the Acquisition Facility to purchase the Algona Distribution Center and the land parcel located in Lake Forest; (vi) and the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisitions, to repay borrowings under the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit.


The Company's pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is based on the historical financial statements of the Company and has been prepared as if the following transactions had occurred as of the beginning of the period presented: (i) the purchase completed by the Company in March 1996 of an industrial property containing approximately 189,000 leasable square feet located in Garden Grove, California (the "Pacific Gulf Business Park"); (ii) the purchase of nine industrial properties containing approximately 1,400,000 leasable square feet located in California completed by the Company during June and July 1996 (the "1996 Industrial Acquisitions") using proceeds from a public offering of 2,435,481 shares of the Company's Common Stock consummated in May 1996 (the "1996 Common Stock Offering"); (iii) the completion of the 1996 Common Stock Offering and the establishment of an acquisition line of credit for the purchase of the nine 1996 Industrial Acquisitions; (iv) the sale of a 14.3-acre parcel and a 56,000 square foot building in August 1996 to an existing tenant at Baldwin Industrial Park pursuant to purchase options contained in the existing tenant's lease (the "Tenant Sale");

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1 - BASIS OF PRESENTATION (continued)


(v) the exchange of $42,069 aggregate principal amount of the Company's 8.375% Convertible Subordinated Debentures due 2001 (the "Debentures") for 2,440,002 shares of the Company's Common Stock completed on December 26, 1996 pursuant to the Company's offer to exchange such Debentures as filed with the Securities and Exchange Commission in a registration statement dated December 11, 1996 (the "Debenture-for-Stock Exchange"); (vi) the acquisition of two additional properties in late 1996: (a) an industrial property containing approximately 186,000 square feet located in San Diego, California in October 1996, and (b) a 165-unit multifamily community located in Ontario, California in November 1996 (collectively, the "Other 1996 Acquisitions"); (vii) the purchase of three warehouse/distribution facilities in Washington and California, respectively during January 1997 containing an aggregate of 521,000 leasable square feet ("1997 Industrial Acquisitions") funded by the proceeds of a public offering of 2,300,000 shares of the Company's Common Stock consummated in January 1997 (the "1997 Common Stock Offering"); (viii) the completion of the January 1997 Offering; (ix) the purchase of a warehouse/distribution facility containing approximately 570,000 leasable square feet located in Woodland, California ("Woodland Distribution Center") completed in March 1997; (x) the repayment of certain indebtedness totaling $7,000 which matured subsequent to March 31, 1997;
(xi) the purchase of the New Acquisitions subsequent to March 31, 1997 with proceeds from the Acquisition Facility; (xii) the purchase of the Probable Acquisitions; and (xiii) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisitions, to repay borrowings under the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit.

The Company's pro forma condensed consolidated statement of operations for the three months ended March 31, 1997 is based on the historical financial statements of the Company and has been prepared as if the following transactions had occurred as of the beginning of the period presented: (i) the purchase of the 1997 Industrial Acquisitions; (ii) the completion of the 1997 Common Stock Offering; (iii) the purchase of the Woodland Distribution Center completed in March 1997; (v) the repayment of certain indebtedness totaling $7,000 which matured subsequent to March 31, 1997; (vi) the purchase of the New Acquisitions subsequent to March 31, 1997 with proceeds from the Acquisition Facility; (vii) the purchase of the Probable Acquisitions; and (viii) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisitions, to repay borrowings under the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit.


The following pro forma information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the three months ended March 31, 1997 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1997. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS


(A) Purchase of the New Acquisitions which the Company completed utilizing $12,000 in borrowings under the Acquisition Facility and $250 in available cash: Algona Distribution Center for $8,750, and the 12.8-acre land parcel located in Lake Forest for $3,500.

         Both of the New Acquisitions were acquired by the Company for development purposes and were not previously operated as rental properties. Accordingly, the accompanying pro forma statements of operations for the year ended December 31, 1996 and the quarter ended March 31, 1997 do not reflect any historical revenue and expenses for these two new acquisitions.


(B) Repayment of a $7,000 loan payable bearing interest at 8.25% which matured subsequent to March 31, 1997 using $5,000 of proceeds from the issuance of 270,270 shares of Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred Stock") and $2,000 of available cash.

(C) Issuance of 270,270 shares of Class A Preferred Stock with a par value of $.01 per share pursuant to an agreement to issue up to 1,351,351 shares executed by the Company on December 31, 1996. The preferred stock shares, which will be issued in up to three installments at a price of $18.50 per share, (increasing thereafter as specified in the related Prospectus Supplement), are redeemable by the Company in whole or part, five years from the date of issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one to one, subject to adjustment under certain circumstances.


(D) Purchase of the Probable Acquisitions with proceeds from the June 1997 Common Stock Offering: San Diego Distribution Center for $17,100, and a controlling general partner interest in two partnerships that own the Terrace Gardens Apartments and Morning View Terrace Apartments at an agreed-upon value of $25,000 subject to approximately $19,100 of tax-exempt bond financing. In connection with the Terrace Gardens Apartments and Morning View Terrace Apartments transaction, the Company will become the sole general partner in the two partnerships that own the properties. It is anticipated that the other partners will receive approximately 265,000 limited partnership units in such partnerships in exchange for their $5,900 minority equity interest. In connection with the $19,100 of tax-exempt bond financing and the acquisition of a controlling interest in Terrace Gardens Apartments and Morning View Terrace Apartments, the Company will contribute approximately $1,250 to the partnerships which will be used to fund capitalizable financing costs, fees and transaction costs.

         Of the Probable Acquisitions only the Terrace Gardens Apartments and Morning View Terrace Apartments were previously operated as rental properties. Accordingly, the accompanying pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the quarter ended March 31, 1997 do not reflect any historical revenues and expenses for the San Diego Distribution Center.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 2 - PRO FORMA ADJUSTMENTS (continued)


(E) Issuance of 2,100,000 shares of $.01 par value Common Stock at $21.00 per share (the last reported price on the New York Stock Exchange on June 5, 1997), net of underwriting discounts and commissions and estimated offering expenses resulting in net proceeds totaling $41,590. Proceeds from this June 1997 Common Stock Offering will be used to complete the purchase of the Probable Acquisitions ($18,350), to repay borrowings under the Acquisition Facility ($12,000) and to reduce the outstanding balance on the Company's revolving line of credit ($11,240).

(F) Revenues and certain expenses of the following industrial properties for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):


                                            For the Three Months Ended
                                                  March 31, 1997
                                    ---------------------------------------
                                         1997         Woodland
                                      Industrial    Distribution
                                     Acquisitions      Center       Total
                                    ---------------------------------------
Rental income                          $  183         $ 60          $ 243
Rental property expenses                   59           27             86
                                    ---------------------------------------
                                        $  124        $ 33          $ 157
                                    =======================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)


(G) Depreciation expense of $79 relating to the purchase of the 1997 Industrial Acquisitions and the Woodland Distribution Center. The depreciation expense relative to the purchase of the 1997 Industrial Acquisitions and the Woodland Distribution Center for the period prior to their acquisition was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:


                                                       Purchase        Depreciable       Depreciation
                                                         Price            Basis            Expense
                                                       ----------------------------------------------
          1997 Industrial Acquisitions
               Algona Warehouse                         $ 9,450          $  7,640          $  11
               Harbor Business Park/Harbor
                 Warner Business Park                    14,600            12,160             22
               Woodland Distribution Center              12,875            10,923             46
                                                                                           -----
                                                                                           $  79
                                                                                           =====


(H) Reduction in interest expense associated with the repayment of a $7,000 loan payable bearing interest at 8.25%, the actual borrowing rate on the loan, completed in April 1997 with proceeds from the issuance of Class A Preferred Stock. See Notes 2 (B) and (C) above.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)


(I) Represents the preferred stock dividend requirement of $0.425 per share per quarter related to 270,270 shares of Class A Preferred Stock issued by the Company in April 1997. See Note 2(C) above.

(J) Revenues and certain expenses of the Probable Acquisition with prior rental operations (Terrace Gardens Apartments and Morning View Terrace Apartments) for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):


                                                    For the Three Months Ended
                                                          March 31, 1997
                                           ------------------------------------------
                                               Terrace        Morning
                                               Gardens      View Terrace
                                             Apartments      Apartments       Total
                                           ------------------------------------------
         Rental income                        $   370         $   538         $ 908
         Rental property expenses                 125             193           318
                                           ------------------------------------------
                                              $   245         $   345         $ 590
                                           ==========================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

                                                        For the Year Ended
                                                        December 31, 1996
                                           ------------------------------------------
                                               Terrace        Morning
                                               Gardens      View Terrace
                                             Apartments      Apartments       Total
                                           ------------------------------------------
         Rental income                        $ 1,426         $ 2,126        $ 3,552
         Rental property expenses                 545             798          1,343
                                           ------------------------------------------
                                              $   881         $ 1,328        $ 2,209
                                           ==========================================


(K) Depreciation expense relating to the purchase of certain of the Probable Acquisitions (excluding the New Acquisitions and the San Diego Distribution Center which were purchased for rehabilitation or development) for the period prior to their acquisition, was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:


                                                        For the Three Months Ended
                                                             March 31, 1997
                                                ----------------------------------------
                                                 Purchase    Depreciable    Depreciation
                                                   Price        Basis         Expense
                                                ----------------------------------------
          Probable Acquisitions
            Terrace Garden Apartments            $10,000       $ 7,950         $  50
            Morning View Terrace Apartments       15,000        10,109            63
                                                                               -----
                                                                               $ 113
                                                                               =====

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

                                                 For the Year Ended December 31, 1996
                                                ---------------------------------------
                                                Purchase     Depreciable   Depreciation
                                                 Price          Basis        Expense
                                                ----------------------------------------
          Probable Acquisitions
            Terrace Gardens Apartments           $10,000        $ 7,950        $199
            Morning View Terrace Apartments       15,000         10,109         252
                                                                               ----
                                                                               $451
                                                                               ====



(L) Interest expense relating to the Probable Acquisitions encumbered by tax-exempt bond financing (Terrace Gardens Apartments and Morning View Terrace Apartments) based on the actual interest rate of the specific new borrowings:


                                                   For the Three Months Ended March 31, 1997
                                                   -----------------------------------------
                                                                    Interest       Interest
                                                         Debt         Rate         Expense
                                                   -----------------------------------------
         Probable Acquisitions
           Terrace Gardens Apartments                  $ 8,100        6.60%         $133
           Morning View Terrace Apartments              11,000        6.60%          182
           Amortization of loan fees and costs                                        19
                                                                                    ----
                                                                                    $334
                                                                                    ====

                                                   For the Year Ended December 31, 1996
                                                   -------------------------------------
                                                                  Interest      Interest
                                                      Debt          Rate        Expense
                                                   -------------------------------------
         Probable Acquisitions
           Terrace Gardens Apartments                $ 8,100       6.60%         $  535
           Morning View Terrace Apartments            11,000       6.60%            726
           Amortization of loan fees and costs                                       76
                                                                                 ------
                                                                                 $1,337
                                                                                 ======



(M) Reduction in interest expense associated with the repayment of $11,240 of indebtedness outstanding under the Company's revolving line of credit bearing interest at 7.62%, the actual rate on the line) with proceeds from the June 1997 Common Stock Offering.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(N) Represents minority equity interest in earnings of Terrace Gardens Apartments and Morning View Terrace Gardens Apartments, a Probable Acquisition owned by two partnerships which will be controlled by the Company. Profits and losses are allocated between the Company and the limited partners based on the relative balances of their respective capital accounts. In connection with these partnerships, the limited partners are entitled to cash distributions on their limited partnership units to the extent of available cash flow up to an amount on each unit equal to the dividend on the Company's
           Common Stock.

(O) Revenues and certain expenses of the following industrial and multifamily properties for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates), and revenues and certain expenses of the property comprising the Tenant Sale for the period prior to disposal by the Company:


                                               1996                          1997       Woodland
                             Pacific Gulf   Industrial    Other 1996     Industrial   Distribution
                            Business Park  Acquisitions  Acquisitions   Acquisitions     Center     Tenant Sale    Total
                            ----------------------------------------------------------------------------------------------
Rental income
    Industrial properties     $   195        $ 3,217        $ 1,228        $ 2,703      $ 1,432       $  (691)     $ 8,084
    Multifamily properties          -              -            918              -            -             -          918
                            ----------------------------------------------------------------------------------------------
                                  195          3,217          2,146          2,703        1,432          (691)       9,002
                            ----------------------------------------------------------------------------------------------
Rental property expenses
    Industrial properties          72            809            455            864          160           (32)       2,328
    Multifamily properties          -              -            542              -            -             -          542
                            ----------------------------------------------------------------------------------------------
                                   72            809            997            864          160           (32)       2,870
                            ----------------------------------------------------------------------------------------------
                              $   123        $ 2,408        $ 1,149        $ 1,839      $ 1,272       $  (659)     $ 6,132
                            ==============================================================================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(P) Depreciation expense of $1,390 relating to Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions and the Woodland Distribution Center, net of $328 depreciation reduction from the Tenant Sale (the actual depreciation relating to the Tenant Sale during the year ended December 31, 1996). The depreciation expense relating to Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions and the Woodland Distribution Center, for the period prior to their purchase, was computed utilizing the estimated remaining useful lives and depreciable basis of the properties follows:


                                                                    Purchase       Depreciable     Depreciation
                                                                      Price           Basis          Expense
                                                                    -------------------------------------------
         40-YEAR LIFE PROPERTY
                         Pacific Gulf Business Park                  $ 6,800        $ 3,009        $    16
                         1996 Industrial Acquisitions
                             Eden Landing Commerce Park                7,300          5,460
                             Riverview Industrial Park                 6,442          5,281             66
                             Bay San Marcos Industrial Center          4,678          2,942             32
                             Escondido Business Center                10,372          6,523             70
                             Bell Ranch Industrial Park                3,750          3,000             35
                             North County Business Park                6,350          3,169             35
                             San Marcos Commerce Center                2,710          1,871             20
                             Pacific Park                              6,900          3,001             28
                             La Mirada Business Center                 3,600          2,453             26
                         Other 1996 Acquisitions
                             Miramar Business Park                     7,242          7,242            181
                             Raintree Apartments                       6,259          4,511            113
                         1997 Industrial Acquisitions
                             Algona Warehouse                          9,450          7,640            191
                             Harbor Business Park/Harbor
                               Warner Business Park                   14,600         12,160            304
                         Woodland Distribution Center                 12,875         10,923            273
                                                                                                   -------
                                                                                                   $ 1,390
                                                                                                   =======

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(Q) Interest expense of $1,928 relating to Pacific Gulf Business Park, the 1996 Industrial Acquisitions and the Other 1996 Acquisitions, less reduction of interest expense resulting from the Tenant Sale of $567 (the actual interest relating to the Tenant Sale during the year ended December 31, 1996). Interest expense associated with the borrowings used to finance the purchase of Pacific Gulf Business Park and the purchase of the 1996 Industrial Acquisitions and the Other 1996 Acquisitions for the period prior to these acquisitions is based on the actual interest rates on the related debt, as follows:


                                                                              Pro Forma
                                                                  Interest    Interest
                                                       Debt         Rate      Expense
                                                    ---------------------------------
         Pacific Gulf Business Park                 $ 8,000        7.300%     $   124
         1996 Industrial Acquisitions                19,475        7.500%         997
         Other 1996 Acquisitions
            Miramar Business Park                     7,100        7.125%         370
            Raintree Apartments                       6,200        8.400%         437
                                                                              -------
                                                                              $ 1,928
                                                                              =======

(R) Reduction in interest expense, resulting from the exchange of the Debentures as of the beginning of the period (including the related amortization of debenture discount and costs of $417 for the year ended December 31, 1996).

(S) Represents the weighted average of common shares and common stock equivalents outstanding during the period indicated. Common Stock equivalents include stock options which are considered dilutive for purposes of computing primary earnings per common share.


(T) Pro forma weighted average common shares include 2,435,581 shares of Common Stock issued by the Company in conjunction with its 1996 Common Stock Offering, 2,440,002 shares of Common Stock issued as part of the December 1996 Debenture-for-Stock Exchange, 2,300,000 shares issued as part of the January 1997 Common Stock Offering and 2,100,000 shares to be issued as part of the proposed June 1997 offering of the Company's Common Stock.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(U) Excludes the effect of a $74 nonrecurring gain from the sale of land and buildings comprising the Tenant Sale in August 1996.

(V) Excludes the effect of the loss of $3,596 on the December 31, 1996 Debenture-for-Stock Exchange resulting from the issuance of 180,956 excess common shares at $19.875 per share (the closing price per share on December 26, 1996, the date of the exchange). These shares represent the additional shares issued at the exchange rate of 58 shares of Common Stock per each $1,000 principal amount of Debentures, representing 4.3014 additional shares over the original conversion rate of 53.6986 shares.

                         Report of Independent Auditors


To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Terrace Gardens Apartments and Morning View Terrace Apartments for the year ended December 31, 1996. The statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of Terrace Gardens Apartments and Morning View Terrace Apartments.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of Terrace Gardens Apartments and Morning View Terrace Apartments for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                    ERNST & YOUNG LLP


Newport Beach, California
April 24, 1997

                           TERRACE GARDENS APARTMENTS
                       AND MORNING VIEW TERRACE APARTMENTS

               Combined Statement of Revenues and Certain Expenses

                      For the Year Ended December 31, 1996
              and the Three Months Ended March 31, 1997 (Unaudited)



                                                               Three Months
                                               Year Ended          Ended
                                               December 31,    March 31, 1997
                                                 1996           (Unaudited)
                                               ------------------------------
REVENUES
Rental and other income (Notes 2 and 3)          $3,552,000      $  908,000

CERTAIN EXPENSES
Property operating and maintenance (Note 2)       1,075,000         279,000
Real estate taxes                                   234,000          67,000
Management fees (Note 4)                            155,000          40,000
                                                 --------------------------
                                                  1,464,000         386,000
                                                 --------------------------

REVENUES IN EXCESS OF CERTAIN EXPENSES           $2,088,000      $  522,000
                                                 ==========================


See accompanying notes.

                           TERRACE GARDENS APARTMENTS
                       AND MORNING VIEW TERRACE APARTMENTS

          Notes to Combined Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1996 and the
                  Three Months Ended March 31, 1997 (Unaudited)




1. ORGANIZATION

Terrace Gardens Apartments and Morning View Terrace Apartments (the "Properties") contain 225 and 325 active senior apartments, respectively, located in the city of Escondido, California. Pacific Gulf Properties Inc. has entered into an agreement to acquire a controlling general partner interest in the two partnerships that own the Properties.

2. BASIS OF PRESENTATION

The combined statement of revenues and certain expenses presents the operations of the Properties for the year ended December 31, 1996 and for the three months ended March 31, 1997 (unaudited) and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the particular property owner and the cost basis of the Properties have been excluded from the statement. The excluded expenses consist primarily of depreciation, interest and loan fee amortization. Consequently, the revenues in excess of certain expenses as presented in the combined statement is not intended to be a complete presentation of the Properties' revenues and expenses of the Properties nor is it intended to be comparable to the proposed future operations of the Properties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental income from residential apartment leases is recognized when due from tenants. Apartments are subject to lease agreements with terms of one year or less.

                           TERRACE GARDENS APARTMENTS
                       AND MORNING VIEW TERRACE APARTMENTS

    Notes to Combined Statement of Revenues and Certain Expenses (continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the combined statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement. Actual results could differ from these estimates in the near term.

4. MANAGEMENT FEES

The Properties are subject to an agreement with Land Trek, a property management company, to maintain and manage the operations of the Properties. Management fees are based on 3.25% of total income, as defined, from the Properties. The agreements with Land Trek will terminate upon the Company's acquisition of the Properties.

5. RELATED PARTIES

In connection with the management of the Properties, Mr. Don R. Short, the current managing general partner of the partnerships that own the Properties, received management fees totaling approximately $37,000 (1.75% of total income) from Morning View Terrace Apartments for the year ended December 31, 1996 and $9,000 for the three months ended March 31, 1997.